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                                                                  EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY

                              AUTOTOTE CORPORATION

                                OFFER TO EXCHANGE
                                       ITS
                      10-7/8% SERIES B SENIOR NOTES DUE 2004
                       FOR ANY AND ALL OF ITS OUTSTANDING
                      10-7/8% SERIES A SENIOR NOTES DUE 2004

         As set forth in the Prospectus described below, this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender to exchange 10-7/8% Series B Senior Notes due 2004 (the "New Notes") for an equal principal amount of 10-7/8% Series A Senior Notes due 2004 (the "Old Notes") of Autotote Corporation (the "Company"), pursuant to the Exchange Offer (as defined below), if certificates for Old Notes are not immediately available or the certificates for Old Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to 5:00 p.m. New York City time on October 21, 1997, unless extended (the "Expiration Date") or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission or mail to the Exchange Agent not later than 5:00 p.m. New York City time on the Expiration Date. Capitalized terms used but not defined herein shall have the meanings given to them in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:
                        IBJ SCHRODER BANK & TRUST COMPANY

 By Registered or Certified Mail                   By Hand/Overnight Express:

IBJ Schroder Bank & Trust Company              IBJ Schroder Bank & Trust Company
           P.O. Box 84                                  One State Street
  New York, New York 10274-0084                     New York, New York 10004
    Attention: Reorganization                   Attention: Securities Processing
      Operations Department                       Window, Subcellar One (SC-1)


                           By Facsimile Transmission:
                        (for Eligible Institutions Only)
                                 (212) 858-2611

                             Facsimile Confirmation
                                 (212) 858-2103

                          For Information by Telephone
                                 (212) 858-2103

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.


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Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated September 12, 1997 (the "Prospectus") as the same may be amended from time to time, and the related Letter of Transmittal (the "Letter of Transmittal" which together with the Prospectus constitute the "Exchange Offer"), receipt of each of which is hereby acknowledged, the principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures." The minimum permitted tender is $1,000 principal amount of Old Notes, and all tenders must be integral multiples of $1,000. The undersigned understands and acknowledges that the Exchange Offer will expire on the Expiration Date.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the Old Notes. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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                            PLEASE SIGN AND COMPLETE
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Signature(s) of Registered Holders:          Address(es):





Name(s) of Registered Holders:               Area Code and Tel. No.(s):




    Please Type or Print


Capacity (full title), if signing in a       Taxpayer Identification or
representative capacity:                     Social Security No.:

Dated                           1997


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Principal Amount of Old Notes Tendered for   Check box if shares will be
Exchange: $                                  tendered by book-entry transfer):


Old Note Certificate No(s).                  / / The Depository Trust Company
(if available):
                                             Account Number:



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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with certificates representing the Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the caption "The Exchange Offer -- Book-Entry Transfer"), and any other required documents will be deposited by the undersigned with the Exchange Agent at its address set forth above.



Name of Firm:                           ----------------------------------------
Address:                                           Authorized Signature

Area Code and Telephone No:             Name:

                                        Title:

                                        Date:
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NOTE:    DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE. CERTIFICATES
         SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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